UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 16, 2006

China Agritech, Inc.
  ------------------------------
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-49608	75-2955368
(Commission File Number)	(IRS Employer Identification Number)

20 Dalian Road, Pingfang Development Zone, Harbin, China, 150060
(Address of principal executive offices)

+86451 8681 2728
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 13, 2006, China Agritech, Inc., a Delaware corporation (the "Company") entered into a Stock Purchase Agreement (the "Agreement") with certain investors (the "Investors") effective and closed on January 13, 2006, (the "Closing") for the sale of 4,800,000 shares of common stock of the Company. Pursuant to the Agreement, the Investors shall purchase, and the Company shall sell, issue and deliver to the Investors, 4,800,000 shares ("Shares") at a purchase price of $2.50 per Share in the total amount of $12,000,000.

Upon execution of this Agreement, the Company shall deliver to the Investors certificates evidencing the Shares to be purchased by the Investors hereunder (the "Closing"). Such certificates shall be issued in the name of Investors. Immediately upon Closing and delivery to each of the Investors of the foregoing certificates, the Investors shall deliver to the Company the aggregate purchase price payable for the Shares acquired by the Investors.

Under the Agreement, (i) As promptly as practicable (but in no event later than 30 days) after the closing date of this Agreement, the Company shall file a registration statement or an amendment to a registration statement already filed but not yet declared effective by the Securities Exchange Commission (the "SEC") (such registration statement or any such amendment, the "Registration Statement"), with the SEC under the Securities Act of 1933, as amended (the "Act") to register the Shares. (ii) In the event the consolidated financial statements of the Company reflect less than $7 million of After-Tax Net Income for the fiscal year ending December 31, 2006 (the "First Guaranteed NI"), the majority shareholder of the Company, Chang Yu, agrees to transfer to the Investors on a pro rata basis for no purchase price that certain number of shares of the Company's common stock which represent 5% of the total common stock that Chang Yu owns directly or indirectly (the "5% Make Good Shares") as of August 30, 2005, i.e., 544,096 shares of the Company's common stock. In the event the consolidated financial statements of the Company reflect between $7 million and $7.5 million of After-Tax Net Income for the fiscal year ending December 31, 2006 (the "Second Guaranteed NI"), Chang Yu agrees to transfer to the Investors on a pro rata basis for no purchase price that certain number of shares of the Company's common stock which represent 2.5% of the total common stock that Chang Yu owns directly or indirectly as of August 30, 2005 (the "2.5% Make Good Shares"), i.e., 272,048 shares of the Company's common stock. In the event the consolidated financial statements of the Company reflect greater than $7.5 million of After-Tax Net Income for the fiscal year ending December 31, 2006, no transfer shall be required by Chang Yu to the Investors under this Section. Nonrecurring expenses of the Company shall not be deducted from After-Tax Net Income for the purposes of calculating the First Guaranteed NI or the Second Guaranteed NI. Any such transfer of the 5% Make Good Shares or the 2.5% Make Good Shares shall be made within 10 business days after the date when the 2006 audit report for the Company is filed with the SEC; (iii) all representations, warranties, covenants, and agreements contained in the Agreement shall survive the Closing.

The foregoing description does not purport to be a complete statement of the parties' rights and obligations under the Agreement and the transactions contemplated thereby or a complete explanation of the material terms thereof.

In connection with the foregoing Agreement, the Company entered into an escrow agreement (the "Cash Escrow Agreement") with the Investors and the Securities Transfer Corporation on January 10, 2006, which provides that all amounts provided by the Investors in connection with their acquisition of the Shares as set forth in the Agreement shall be deposited into escrow with the Securities Transfer Corporation. The Cash Escrow Agreement is attached hereto as an Exhibit.

Also in connection with the foregoing Agreement, the Company entered into an escrow agreement (the "Make Good Share Escrow Agreement") with Chang Yu, the Investors and the Securities Transfer Corporation on January 11, 2006, which provides that Chang Yu places certain Escrow Shares (as defined in the Escrow Agreement) into escrow for the benefit of the Investors. The Make Good Share Escrow Agreement is attached hereto as an Exhibit.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth above in "Item 1.01- Entry into Material Definitive Agreement" is incorporated herein by this reference.

The Investors' Shares described in Item 1.01 were made in reliance upon the exemption from registration under the Act provided by Section 4(2) thereof and Rule 506 thereunder and exemptions from registration under applicable state securities laws. Each of the Investors is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Act.

Item 7.01 Regulation FD Disclosure

The Company issued a press release on January 13, 2006 regarding the closing of the sale of the Shares described in Item 1.01 herein  in the form of a press release filed as an Exhibit to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

The following exhibits are furnished in accordance with Item 601 of Regulation S-B:

EXHIBIT NO.	DESCRIPTION

10.1	Stock Purchase Agreement dated as of January 13, 2006, by and between China Agritech, Inc. and Investors.

10.2	Escrow Agreement dated as of January 10, 2006, by and among
China Agritech, Inc., Investors and Securities Transfer
Corporation.

10.3	Escrow Agreement dated as of January 11, 2006, by and among
China Agritech, Inc., Chang Yu, Investors and Securities Transfer
Corporation.

99.1	Press release dated January 13, 2006.

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: January 16, 2006

China Agritech, Inc.
A Delaware Corporation
/s/ Chang Yu
By: Chang Yu
President and CEO